Exhibit 99.1

RELEASE:	On Receipt, Oct. 8, 2012
MEDIA CONTACT:	Susan Houser, 515-248-2268, houser.susan@principal.com
INVESTOR CONTACT:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group to acquire Cuprum, the premier Chilean AFP pension company

(Des Moines, Iowa) —Principal Financial Group, Inc. (NYSE:PFG), a global investment management leader, announced today that it has signed a definitive agreement to acquire AFP Cuprum S.A. (Cuprum).  The agreement requires Empresas Penta S.A. and Inversiones Banpenta Limitada to sell their 63 percent ownership in Cuprum pursuant to a public tender offer that will also include the remaining 37 percent of publicly traded shares.  This action, combined with its current business in Brazil, Chile and Mexico, will give The Principal® an even larger presence in faster growing emerging markets.

Based on current exchange rates, the purchase price for 100 percent of the company is approximately USD$1.51 billion, subject to adjustments for pre-closing dividends.  Pending Chilean regulatory approval and the fulfillment of other conditions, the transaction is expected to close in first quarter 2013 and be immediately accretive to EPS and ROE.

Cuprum, a leading pension manager in Chile, has approximately USD$32.1 billion of assets under management(1).  Cuprum products include mandatory employee-funded pension plans, voluntary pension products (APV), and other long-term savings products. The Chilean pension market has consistently grown at double-digit rates driven by a large and expanding middle class, stable economic growth and robust growth in voluntary pension products.

“The acquisition of Cuprum, combined with Principal International’s current success in the Chilean annuity, mutual fund and voluntary pension markets, will generate accelerated growth because of our ability to now offer customers in Chile an unmatched line-up of pension savings and retirement income solutions — from hire through retire,” said Luis Valdes, president and CEO of Principal International.  “Cuprum has a strong leadership position in the Chilean pension market with the highest increase in market share among high value customers.  We’re excited to bring them into our global investment management family, provide greater opportunities for customers and employees, and together contribute to long-term growth. ”

(1)  As of June 30, 2012

According to Larry D. Zimpleman, chairman, president and chief executive officer of The Principal Financial Group®, “This acquisition continues our effort to find targeted, strategic acquisitions that strengthen our competitive position in the most attractive emerging retirement and long-term savings markets.  Cuprum represents the sixth such transaction in the past two years and adds meaningfully to our fee-based earnings, giving us continued financial flexibility.”

Lazard acted as financial advisor to The Principal on the transaction. Cariola, Díez, Pérez-Cotapos and Debevoise & Plimpton acted as legal counsel to The Principal.

Conference Call

Members of Principal Financial Group senior management will host a conference call on Monday, Oct. 8, 2012, at 5 p.m. EDT, to discuss the company’s acquisition with the investment community. Investor slides to accompany the call are available for download on the company’s Investor Relations website at www.principal.com/investor.

•                  Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•                  Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 39229973.

•                  Replay of the call via telephone is available by dialing 855-859-2056 (U.S. and Canadian callers) or 404-537-3406 (International callers). The access code is 39229973. This replay will be available approximately two hours after the completion of the live call through the end of day Oct. 15, 2012.

•                  Replay of the call via webcast as well as a transcript will be available after the call at: www.principal.com/investor.

Forward looking and cautionary statements

This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management’s beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company’s annual report on Form 10-K for the year ended Dec. 31, 2011, and in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2012, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; continued difficult conditions in the global capital markets and the economy generally; continued volatility or further declines in the equity markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DPAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising the company’s ability to obtain regulatory approval and consummate the acquisition of A.F.P. Cuprum S.A. and from other acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business, and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

About the Principal Financial Group

The Principal Financial Group®(The Principal ®) is a global investment management leader including retirement services, insurance solutions and asset management. The Principal offers businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through its diverse family of financial services companies. Founded in 1879 and a member of the FORTUNE 500®, the Principal Financial Group has $367.1 billion in assets under management and serves some 18.2 million customers worldwide(2) from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

About AFP Cuprum

AFP Cuprum is a publicly traded, leading Chilean pension company with $32.1 billion in assets under management.(3)  Their products include mandatory defined contribution pensions (AFP), voluntary pensions, non-tax preferenced voluntary savings (CAV) and account drawdown at retirement (RP). Based in Santiago, Chile, the company has more than 1,100 employees and distributes products from 32 branches in Chile, with 3 branches located in Santiago.

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(2)  As of June 30, 2012

(3)  As of June 30, 2012